Exhibit 23

Schwartz Levitsky Feldman llp
 CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA

CONSENT OF SCHWARTZ LEVITSKY FELDMAN LLP

The undersigned, Schwartz Levitsky Feldman llp, hereby consents to the use of our name and the use of our opinion dated January 26, 2006 on the consolidated financial statements of China Automotive Systems, Inc. (the “Company”) included in its Annual Report of Form 10-K being filed by the Company, for the fiscal year ended December 31, 2005 and its incorporation by reference into Registration Statement No: 333-126959.

Toronto, Ontario, Canada	/s/ Schwartz Levitsky Feldman LLP
March 31, 2006
Chartered Accountants

1167 Caledonia Road
Toronto, Ontario M6A 2X1
Tel: 416 785 5353
Fax: 416 785 5663